Exhibit 10.15

Mr. Gerald P. Buccino
March 1, 1998
Page 1



                                                                   March 1, 1998

Mr. Gerald P. Buccino
Buccino & Associates, Inc.
c/o Sonnenschein Nath & Rosenthal
1221 Avenue of the Americas
New York, New York 10020-1089

Dear Mr. Buccino:

This  letter  (the  "Agreement")  constitutes  our  agreement  on the  terms  of
employment  of  Gerald P.   Buccino   ("Executive")  by  Fine  Host  Corporation
("Company").

         1.       Employment

                  Company agrees to employ Executive during the term of this Agreement as President and Chief Executive Officer of Company, reporting to the Board of Directors or the Special Committee thereof. In that capacity, Executive shall have the rights, powers and duties prescribed by present Article V, Section 9, of the Company's Bylaws (a copy of which is attached as Exhibit A).

                  Executive accepts employment as President and Chief Executive Officer of Company and agrees to devote substantially all of his working time and effort to his exercise of the powers, and his performance of the duties, of that office; provided, however, that Company acknowledges that Executive is also Chairman of the Board and President of Buccino & Associates, Inc. and, as such, has continuing duties and obligations to, and must continue to devote a limited amount of time and attention to the business of, that corporation, and Company agrees that nothing in this Agreement shall preclude him from continuing to doing so, or from engaging in charitable activities and community affairs, or from managing his personal investments and affairs, provided that such activities, in the aggregate, do not interfere in any material respect with his duties hereunder.

         2.       Term of Employment

                  Executive's employment under this Agreement shall be for a term (the "Term") commencing on the date hereof and, subject to the terms of this Agreement, terminating on December 31, 1998, unless sooner terminated as provided in Paragraph 8 or 9.

         3.       Salary and Additional Payment

                  Company shall pay Executive a salary of $100,000 per month. The initial monthly $100,000 payment for the month of March shall be paid simultaneously with the execution of this Agreement and the monthly payments for the following months shall be paid on the first day of each month thereafter. Company shall pay an additional $100,000 to Executive on the second day of January, 1999. All payments shall be made subject to any withholding or similar tax required under applicable law.

         4.       Expenses

                  Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and Company shall pay directly, or reimburse Executive for, all business expenses reasonably incurred by him in carrying out his duties and responsibilities under this Agreement, subject to documentation in accordance with Company policy.

         5.       Vacation

                  During the Term Executive shall be entitled to three weeks of paid vacation.


         6.       Success Payment

                  Commencing not later than 45 days after the date of this Agreement, Company and Executive agree to negotiate in good faith to establish mutually agreeable arrangements for payment to Executive (whether in cash, stock of the Company, stock options, phantom stock, or some other form) of incentive compensation based upon mutually agreed performance criteria and goals, and to agree upon that arrangement within 90 days of the date of this Agreement or such additional time as may be mutually agreed upon.

         7.       Director and Officer Liability Insurance

                  During the Term and continuing for a period of three (3) years thereafter, Company shall maintain in force Director and Officer Liability Insurance in the aggregate amount of not less than $20 million including Executive as an officer covered under that policy; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 125% of the per annum rate of premium currently paid by the Company for such insurance on the date of this Agreement (which amount is represented by the Company to be $600,000), then Company shall provide the maximum coverage then available to the Company at an annual premium equal to 125% of such rate.

         8.       Termination For Cause

                  The Company may terminate Executive's employment without Cause (as hereinafter defined) and may terminate for Cause only after written notice to Executive specifying, in reasonable detail, the reasons for that termination for Cause. If Company terminates Executive's employment for Cause, it shall be obligated to pay all amounts due to Executive to and including the date of termination, and, except with respect to any matter involved in the termination for Cause, shall remain obligated to provide the Director and Officer Liability Insurance provided by Paragraph 7 and the Indemnity provided by Paragraph 10 and the Bylaws, but shall not be obligated for any other payments after the date of that termination.

                  "Cause" shall mean:

                          (i) Executive's conviction of, or plea to, a felony, under federal or state law;

                          (ii) Executive's theft, larceny or embezzlement from or fraud upon, the Company;

                          (iii) Executive's wilful misconduct in the performance
                                of his duties under this Agreement.

                  Other than for Cause; Termination for Good Reason

                  If Company terminates Executives's employment other than for Cause, or if Executive terminates in a Termination for Good Reason, Company shall pay Executive all amounts due to Executive to and including the date of that termination, shall remain obligated to provide the Director and Officer Liability Insurance provided by Paragraph 7 and the Indemnity provided by Paragraph 10 and by the Bylaws, and, in addition, shall pay Executive the greater of: (x) the aggregate of all amounts which would be due Executive from the date of that termination through and including January 2, 1999, or (y) $350,000.

                  "Termination for Good Reason" shall mean termination by Executive by reason of any of the following:

                          (i)   a reduction in Executive's compensation;

                          (ii) a material diminution of Executive's rights, powers, and duties, or a change in his title or office;

                          (iii) any   change   in   the   Executor's   reporting
                                responsibility being solely to the Board of Directors or the Special Committee thereof;

                          (iv) material failure of the Company to perform its obligations under this Agreement;

                          (v)   failure by the Company to maintain  Director and
                                Officer  Liability   Insurance  as  required  by
                                Paragraph 7.

         9.       Death, Disability, Change of Control

                  Death

                  In the event Executive's employment is terminated by reason of Executive's death, the Company shall pay to Executive's estate or beneficiaries, as the case may be, all amounts due to Executive to and including the date of termination, shall remain obligated to provide the Director and Officer Liability Insurance provided by Paragraph 7 and the Indemnity provided by Paragraph 10 and the Bylaws, and, in addition, 50% of the greater of: (x) the aggregate of all amounts which would be due Executive from the date of that termination through and including January 2, 1999, or (y) $350,000.

                  Disability

                  In the event Executive's employment is terminated due to his Disability (as hereinafter defined), Company shall pay to Executive all amounts due Executive to and including the date of termination for Disability, shall remain obligated to provide the Director and Officer Liability Insurance provided by Paragraph 7 and the Indemnity provided by Paragraph 10 and by the Bylaws, and, in addition, shall pay Executive 50% of the greater of: (x) the aggregate of all amounts which would be due Executive from the date of that termination through and including January 2, 1999, or (y) $350,000.

                  Disability shall have the meaning given to such term under the terms of the Company's disability program. Absent such a program, it shall mean a physical or mental condition which, in the reasonable judgment of Company, renders Executive unable or incompetent to carry out his duties and obligations under this Agreement.

                  Change of Control

                  In the event of a Change of Control (as hereinafter defined), the Company shall, simultaneously with the Change of Control, pay to Executive all amounts due Executive to and including the date of that Change of Control, shall remain obligated to provide the Director and Officer Liability Insurance provided by Paragraph 7 and the Indemnity provided by Paragraph 10 and by the Bylaws, and, in addition, shall pay Executive the greater of: (x) the aggregate of all amounts which would be due Executive from the date of that Change of Control through and including January 2, 1999, or (y) $350,000.

                  "Change of Control" shall mean the occurrence of any one or more of the following events:

                           (a) the acquisition by any person or group of beneficial ownership of more than 50% of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors;

                           (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote or written consent of more than 50% of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended ("1934 Act")); or
                           (c)         aproval  by  the   stockholders  of  the
                                       Company of (i) a merger, reorganization or consolidation, (ii) a liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company to an unaffiliated third party.

                  For purposes of this definition, "person" means such term as used in Securities Exchange Commission ("SEC") Rule 13d-5(b) under the Securities Exchange Act of 1934 (the "1934 Act"); "beneficial owner" means such term as defined in SEC Rule 13d-3 under the 1934 Act; "group" means such term as defined in Section 13(d) of the 1934 Act; and "Stock" means the common stock of the Company, par value $.01 per share, or any other common stock that the Company may issue from time to time.

         10.      Indemnification

                  In addition to, and without limitation of, the indemnification provided Executive by the provision of Article VIII of the Restated Certificate of Incorporation of the Company and by the provisions of Article VIII Section 8 of the current Bylaws, a copy of which Certificate of Incorporation and Bylaw sections are attached as Group Exhibit B (or any amendment thereof permitting broader indemnification than that provided prior to such amendment), all Expenses (as hereinafter defined) incurred by or on behalf of Executive in any Proceeding (as hereinafter defined) shall be paid by Company within thirty (30) days after receipt by Company from Executive of a statement or statements requesting such advance or advances, from time to time, whether before, or after, the final disposition of the Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred in connection therewith and shall contain an undertaking ("Undertaking") by the Executive to repay such amounts if it shall ultimately be determined that the Executive is not entitled to be indemnified under the provisions of Article VIII Section 8 of the current Bylaws (or the Bylaws as amended to provide broader indemnification). The Undertaking shall provide that if Executive has commenced proceedings in a court of competent jurisdiction to secure a determination that such Executive should be indemnified by the Company, there shall be no obligation to repay the Company during the pendency of such proceeding.

                  The termination of any Proceeding by settlement or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) adversely affect the rights of Executive to indemnification, or (ii) create a presumption that Executive did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or contribution is not permitted by applicable law.

                  Executive's rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which such Executive may now or in the future be entitled under applicable law, the certificate of incorporation, Bylaws, agreement, vote of stockholders or resolution of the Board of the Company.

                  Subject to the Undertaking, Expenses incurred by Executive in connection with Executive's request for indemnification or advances hereunder shall be borne by the Company. In the event that Executive is a party to or intervenes in any proceeding in which the validity or enforceability of the Agreement is at issue or seeks an adjudication or award in arbitration to enforce Executive's rights under, or to recover damages for breach of, the Agreement, Executive, upon prevailing in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by Executive in that proceeding.

                  When Executive makes a claim seeking to avoid repayment to the Company pursuant to an Undertaking, either Executive or the Company shall have the right, but not the obligation, to have a determination made by Independent Counsel, at the expense of the Company, as to whether indemnification of the Executive is proper under applicable Delaware law. If selected by the Executive, such Independent Counsel shall be reasonably satisfactory to the Company; if selected by the Company, such Independent Counsel shall be reasonably satisfactory to the Executive. (If both Executive and Company are unable to agree on such Independent Counsel, then each shall designate an Independent Counsel, who, together, shall select the Independent Counsel who will make the determination.) If a determination has been made by Independent Counsel in writing in accordance with the preceding sentence, no determination inconsistent therewith by other legal counsel, by the Board or by stockholders of Company shall be of any force or effect, provided, however, that Executive shall maintain all rights specified in the preceding paragraph of this Section 10.

                  "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently, nor in the past five (5) years has been, retained to represent: (1) the Executive seeking indemnification with respect to which such Independent Counsel is to be retained, or by the Company, in any matter material to the Executive or the Company, as the case may be, or (ii) any other party to the action, suit, investigation or Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Executive seeking indemnification hereunder in an action to determine the Executive's right to indemnification under this Agreement.

                  "Proceeding" shall mean an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom.

         11.      Expenses of Agreement

                  Promptly after Executive's submission to the Company of invoices therefor, Company shall pay or reimburse Executive for the reasonable attorneys fees and expenses incurred by Executive in connection with the drafting and negotiation of this Agreement and of the success payment to be negotiated pursuant to Paragraph 6, up to a limit of $7,500.

         12.      Headings.

                  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         13.      Entire Agreement; Modification and Waiver.

                  This Agreement contains the entire understanding of the parties with respect to the terms and conditions of
                  Executive's employment by Company. No waiver, supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto, provided that no supplement, modification, or amendment shall be executed by Executive on behalf of the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar).

         14.      Notices.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                                       If to Executive:
                                       c/o Buccino & Associates, Inc.
                                       1221 Avenue of the Americas
                                       24th Floor
                                       New York, New York 10020

                                       with a copy to:

                                       Sonnenschein Nath & Rosenthal
                                       8000 Sears Tower
                                       Chicago, Illinois 60606

                                       Attention:  Mr. Paul J. Miller

                                       If to Company:
                                       3 Greenwich Office Park
                                       Greenwich, CT 06831

                                       Attention: Ellen Keats, Esq.

                                       with a copy to:

                                       Willkie Farr & Gallagher
                                       153 East 53rd Street
                                       New York, New York 10022

                                       Attention:  Steven J. Gartner

                  or to such other address as may be furnished by the party to receive notice to the other.

         15.      Governing Law

                  This Agreement is governed by, and construed in accordance with, the laws of the State of New York with respect to contracts made and to be performed entirely therein, and without regard to choice of law or principles thereof.

         16.      Survival.

                  The provision of Paragraphs 7 and 10 of this Agreement shall survive any termination of the Executives Employment with the Company and shall be binding upon the successors and assigns of the Company and shall issue to the benefit of the successors, assigns, heirs and personal representatives of the Executive.

         17.      Identical Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.


Please indicate your agreement by signing and returning a copy of this letter.


                                                     FINE HOST CORPORATION


                                                     By:________________________


AGREED:

-----------------------------
         Gerald P. Buccino



1328679.04

                                    EXHIBIT A

                                    ARTICLE V



         Section 9. President: The President shall, when present, preside at all meetings of the stockholders, and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

                                 GROUP EXHIBIT B

                   CERTIFICATE OF INCORPORATION, ARTICLE VIII



The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b) and (c) of the Delaware General Corporation Law or any successor statute.

The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



                              BYLAWS, ARTICLE VIII



         Section 8. Indemnification of Officers and Directors: The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware; provided, however, that the Corporation shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the Corporation.